EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006 relating to the consolidated financial statements, which is incorporated by reference in Bio-Imaging Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

December 21, 2006